Exhibit B-15

                          CERTIFICATE OF INCORPORATION
                                       OF
                            GPU ENERGY SERVICES, INC.

      It is hereby certified that:

      FIRST:      The name of the corporation (hereinafter called the
"corporation") is GPU Energy Services, Inc.

      SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, Wilmington, DE 19805, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

      THIRD:      The purpose of the corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) shares, all of which are without par value. All such shares are of one class and are shares of Common Stock.

      FIFTH:      The name and the mailing address of the incorporator are as follows:

      NAME                         MAILING
      ----                         -------
      Michael S. Shenberg          c/o Berlack, Israels & Liberman LLP
                                   120 West 45th Street
                                   New York, New York 10036

      SIXTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

      SEVENTH:    The board of directors of the corporation is expressly
authorized to adopt, amend or repeal by-laws of the corporation.



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      EIGHTH:     Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of September, 1996.



                                          Michael S. Shenberg
                                          Sole Incorporator